As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-08613
Registration No. 333-69506
Registration No. 333-110728
Registration No. 333-137274
Registration No. 333-152765
Registration No. 333-174670
Registration No. 333-177030
Registration No. 333-196393
Registration No. 333-206111
Registration No. 333-212412
Registration No. 333-256252
Registration No. 333-265553

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-69506
FORM S-8 REGISTRATION STATEMENT NO. 333-110728
FORM S-8 REGISTRATION STATEMENT NO. 333-137274
FORM S-8 REGISTRATION STATEMENT NO. 333-152765
FORM S-8 REGISTRATION STATEMENT NO. 333-174670
FORM S-8 REGISTRATION STATEMENT NO. 333-196393
FORM S-8 REGISTRATION STATEMENT NO. 333-206111
FORM S-8 REGISTRATION STATEMENT NO. 333-212412
FORM S-8 REGISTRATION STATEMENT NO. 333-256252
FORM S-8 REGISTRATION STATEMENT NO. 333-265553

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-08613
FORM S-8 REGISTRATION STATEMENT NO. 333-177030

UNDER THE SECURITIES ACT OF 1933

ANSYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3219960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o Synopsys, Inc.
Synopsys, Inc.
675 Almanor Ave.
Sunnyvale, California 94085
Telephone Number: (650) 584-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Employee Stock Purchase Plan
1996 Stock Option and Grant Plan
Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan
Ansoft Corporation 1995 Stock Option Plan
Ansoft Corporation 2006 Stock Incentive Plan
Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan
Apache Design Solutions, Inc. Amended and Restated 2001 Stock Option/Stock Issuance Plan
SpaceClaim Corporation 2005 Stock Incentive Plan
Gear Design Solutions, Inc. Stock Incentive Plan
Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan
Third Amended and Restated Employee Stock Purchase Plan
ANSYS, Inc. 2021 Equity and Incentive Compensation Plan
ANSYS, Inc. 2022 Employee Stock Purchase Plan

Janet Lee
General Counsel and Corporate Secretary
Synopsys, Inc.
675 Almanor Ave.
Sunnyvale, California 94085
Telephone Number: (650) 584-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) deregisters all shares of ANSYS, Inc., a Delaware corporation (the “Registrant”), common stock, par value $0.01 per share (“Shares”), and any other securities remaining unissued, under the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

Registration Statement on Form S-8 (No. 333-08613), which was filed with the Commission on July 23, 1996, pertaining to the registration of 210,000 Shares issuable under the Registrant’s Employee Stock Purchase Plan and 2,250,000 Shares issuable under the Registrant’s 1996 Stock Option and Grant Plan.

Post-Effective Registration Statement on Form S-8 POS (No. 333-08613), which was filed with the Commission on July 17, 1998, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 1996 Stock Option and Grant Plan.

Registration Statement on Form S-8 (No. 333-69506), which was filed with the Commission on September 17, 2001, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 1996 Stock Option and Grant Plan.

Registration Statement on Form S-8 (No. 333-110728), which was filed with the Commission on November 25, 2003, pertaining to the registration of 1,100,000 Shares issuable under the Registrant’s 1996 Stock Option and Grant Plan.

Registration Statement on Form S-8 (No. 333-137274), which was filed with the Commission on September 13, 2006, pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s Third Amended and Restated 1996 Stock Option and Grant Plan.

Registration Statement on Form S-8 (No. 333-152765), which was filed with the Commission on August 5, 2008, pertaining to the registration of 1,665,956 Shares issuable under the Ansoft Corporation 1995 Stock Option Plan and 1,080,227 Shares issuable under the Ansoft Corporation 2006 Stock Incentive Plan.

Registration Statement on Form S-8 (No. 333-174670), which was filed with the Commission on June 2, 2011 pertaining to the registration of 5,200,000 Shares issuable under the Registrant’s Fourth Amended and Restated 1996 Stock Option and Grant Plan.

Registration Statement on Form S-8 (No. 333-177030), which was filed with the Commission on September 28, 2011, pertaining to the registration of 544,751 Shares issuable under the Apache Design Solutions, Inc. Amended and Restated 2001 Stock Option/Stock Issuance Plan, as amended pursuant to the post-effective amendment filed on Form S-8 POS filed with the SEC on September 28, 2011.

Registration Statement on Form S-8 (No. 333-196393), which was filed with the Commission on May 30, 2014 pertaining to the registration of 21,375 Shares issuable under the SpaceClaim Corporation 2005 Stock Incentive Plan.

Registration Statement on Form S-8 (No. 333-206111), which was filed with the Commission on August 5, 2015 pertaining to the registration of 8,308 Shares issuable under the Gear Design Solutions, Inc. Stock Incentive Plan.

Registration Statement on Form S-8 (No. 333-212412), which was filed with the Commission on July 6, 2016 pertaining to the registration of 9,000,000 Shares issuable under the Registrant’s Fifth Amended and Restated 1996 Stock Option and Grant Plan and 200,000 Shares issuable under the Registrant’s Third Amended and Restated Employee Stock Purchase Plan.

Registration Statement on Form S-8 (No. 333-256252), which was filed with the Commission on May 18, 2021, pertaining to the registration of 4,400,000 Shares issuable under the Registrant’s 2021 Equity and Incentive Compensation Plan.

Registration Statement on Form S-8 (No. 333-265553), which was filed with the Commission on June 13, 2022, pertaining to the registration of 750,000 Shares issuable under the Registrant’s 2022 Employee Stock Purchase Plan.

Pursuant to the Agreement and Plan of Merger, dated as of January 15, 2024 (the “Merger Agreement”), by and among the Registrant, Synopsys, Inc. (“Synopsys”), and Alta Acquisition Corp., a wholly owned subsidiary of Synopsys, the Registrant became a wholly owned subsidiary of Synopsys effective July 17, 2025.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of July, 2025.

ANSYS, Inc.

By:	/s/ Janet Lee
Name:	Janet Lee
Title:	President, Treasurer and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.